               Amendment to Schedule A to Participation Agreement
                                      Among
                        Variable Insurance Products Fund,
                       Fidelity Distributors Corporation,
                                       and
                First Allmerica Financial Life Insurance Company

WHEREAS, First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America), Variable Insurance Products Fund and Fidelity Distributors Corporation entered into a Participation Agreement on February 18, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of August 1, 2000.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

FIRST ALLMERICA FINANCIAL
LIFE INSURANCE COMPANY

By:      _/s/ Richard M. Reilly___________

Name:    ___Richard M. Reilly __________

Title:   ___Vice President______________

Date:    ___July 19, 2000_______________

VARIABLE INSURANCE                                          FIDELITY DISTRIBUTORS
PRODUCTS FUND                                               CORPORATION
By:      _/s/ Robert C. Pozen___________                    By:      __/s/ Kevin J. Kelly____________

Name:    ___ Robert C. Pozen ___________                    Name:    ____Kevin J. Kelly ____________

Title:   ____Senior Vice President_______                   Title:   ____Vice President____________

Date:    ____July 25, 2000_____________                     Date:    ____July 25, 2000      __________

                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account                    Contract Name and Form Numbers              Registration Numbers
and Date Established by Board               by Separate Account                         of Contracts
of Directors                                -------------------                         ------------
------------
VEL II                                      Vari-Exceptional Life '93                   33-71056
(Variable Life)                             Policy Form 1018-94                         811-8130
8/20/91

Inheiritage                                 Inheiritage                                 33-74184
(Variable Life)                             Policy Form 1026-94                         811-8304
8/20/91

Group VEL                                   Group Vari-Exceptional Life                 333-06383
(Variable Life)                             Policy Form 1029-94                         811-7663
8/20/91

VA-K                                        Allmerica ExecAnnuity Plus                  33-71052
(Annuity)                                   Policy Form A3018-94                        811-8114
8/20/91
                                            Allmerica Advantage                         33-71052
                                            Policy Form A3025-96                        811-8114

                                            Allmerica Immediate Advantage               333-81859
                                            Policy Form A3029-99                        811-8114

                                            Allmerica Ultimate Advantage                333-38276
                                            Policy Form A3033-00                        811-8114

Allmerica Select                            Allmerica Select Resource                   33-71058
(Annuity)                                   Policy Form A3020-94                        811-8116
8/20/91
                                            Allmerica Select Resource II                33-71058
                                            Policy Form A3025-96                        811-8116

                                            Allmerica Select Charter                    333-63087
                                            Policy Form A3027-98                        811-8116

Allmerica Select                            Group IRA                                   33-47858
Separate Account I                          Policy Form GA-IRA-2.00-92                  811-8114
(Annuity)
8/20/91

Allmerica Select                            Allmerica Select Life                       333-62369
Separate Account II                         Policy Form 1027-95                         811-8987
(Variable Life)
8/20/91